Proxy Voting Results

A special meeting of the funds' shareholders was held on May 19, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	873,620,345.65	100.000
Against	.00	.000
Abstain	.00	.000
TOTAL	873,620,345.65	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	873,620,345.65	100.000
Withheld	.00	.000
TOTAL	873,620,345.65	100.000
Ralph F. Cox
Affirmative	873,620,345.65	100.000
Withheld	.00	.000
TOTAL	873,620,345.65	100.000
Laura B. Cronin
Affirmative	873,620,345.65	100.000
Withheld	.00	.000
TOTAL	873,620,345.65	100.000
Robert M. Gates
Affirmative	873,620,345.65	100.000
Withheld	.00	.000
TOTAL	873,620,345.65	100.000
	# of Votes	% of Votes
George H. Heilmeier
Affirmative	873,620,345.65	100.000
Withheld	.00	.000
TOTAL	873,620,345.65	100.000
Abigail P. Johnson
Affirmative	873,620,345.65	100.000
Withheld	.00	.000
TOTAL	873,620,345.65	100.000
Edward C. Johnson 3d
Affirmative	873,620,345.65	100.000
Withheld	.00	.000
TOTAL	873,620,345.65	100.000
Donald J. Kirk
Affirmative	873,620,345.65	100.000
Withheld	.00	.000
TOTAL	873,620,345.65	100.000
Marie L. Knowles
Affirmative	873,620,345.65	100.000
Withheld	.00	.000
TOTAL	873,620,345.65	100.000
Ned C. Lautenbach
Affirmative	873,620,345.65	100.000
Withheld	.00	.000
TOTAL	873,620,345.65	100.000
Marvin L. Mann
Affirmative	873,620,345.65	100.000
Withheld	.00	.000
TOTAL	873,620,345.65	100.000
William O. McCoy
Affirmative	873,620,345.65	100.000
Withheld	.00	.000
TOTAL	873,620,345.65	100.000
	# of Votes	% of Votes
Robert L. Reynolds
Affirmative	873,620,345.65	100.000
Withheld	.00	.000
TOTAL	873,620,345.65	100.000
William S. Stavropoulos
Affirmative	873,620,345.65	100.000
Withheld	.00	.000
TOTAL	873,620,345.65	100.000
* Denotes trust-wide proposals and voting results.